ipCapital Group, Inc. Assesses Document Security Systems, Inc. Technology and IP Licensing Market Potential at $245 Million

ROCHESTER, N.Y., May 15, 2012 — Document Security Systems, Inc. (NYSE Amex: DSS; "DSS"), a leading developer and integrator of cloud computing data security, Radio Frequency Identification ("RFID") systems and security printing technologies which prevent counterfeiting, product diversion and brand fraud, reported today that ipCapital Group, Inc. (“ipCG”) has completed a high-level assessment of DSS’ technology and intellectual property (“IP”) portfolio and has valued the licensing market potential at approximately $245 million.

ipCG, which is located in Williston, Vermont, is an intellectual property consulting firm that has been serving clients ranging from early development stage to Fortune 500 status since 1998. ipCG consultants use their strong foundations in business and IP strategy to develop models that address and estimate potential business, technology, and IP opportunities.

Chairman of the board, Robert Fagenson commented, “In response to continued requests from shareholders and the investment community, we asked John Cronin and his ipCapital Group, as part of their consulting agreement with DSS, to produce an early stage evaluation that we could share with the public of certain technologies of ours, as they apply to commercial uses that could become revenue drivers for DSS in the future. Our investor base clearly has a continuing interest to see how the intellectual property of DSS can be utilized and monetized in commerce and industry and that was one of the principle reasons we engaged ipCapital and invited John to join the DSS Board earlier this year.”

ipCG’s high-level value assessment of DSS’ technology and IP licensing opportunity considers applications in the following key markets: security printing, cloud storage, cloud security services, and email security. The $245 million value estimate represents the present value of potential future licensing revenue across these key markets over the next ten years, assuming a conservative market penetration forecast, industry average royalty rates applied to top-line market revenue, and availability of financial investment required to drive DSS’ continued technology and IP development and licensing efforts.

ipCG noted that its value assessment of DSS’ licensing opportunity considers only one of the several potential value drivers for technology and IP described below, the sum of which would be included in a full analysis of DSS’ potential technology and IP value:

1.	Support competitive advantage: A strong IP position surrounding a differentiated technology solution in the market can support first-mover advantage, higher margins, and market share. ipCG’s current assessment does not include an analysis of how DSS’ IP could support competitive advantage for its products in a well-capitalized operation.

2.	Define market boundaries: A strong IP position can allow a company to effectively assert its property rights against other market players. ipCG’s current assessment does not include any analysis of the pending coupons.com litigation or any infringement, misappropriation, damages, or any other legal analysis.

3.	Generate licensing revenue: A strong IP position that includes patents, pending patent applications, trade secrets, and technology know-how can support licensing transactions that drive technology adoption. The going-forward technology and IP licensing opportunity for DSS is the focus of ipCG’s current assessment.

4.	Gain transactional leverage: A strong IP position can allow a company to negotiate favorable business terms and ownership in partnership relationships including joint ventures, reseller relationships, spin-outs, etc. ipCG’s current assessment does not include any such business opportunities for DSS.

5.	Support brand: A strong IP position that includes trademarks and patent-protected technology and products can support a positive brand perception in the market that helps drive sales. ipCG’s current assessment does not include this component of potential value for DSS.

6.	Shareholder value: A well-capitalized company that has the opportunity to leverage its technology and IP strategically in the market using one or more of the value drivers described above ultimately creates strong shareholder value. ipCG’s current assessment focuses on how DSS can support shareholder value through licensing.

John Cronin, a member of the DSS board of directors and Managing Director and Chairman of ipCG, commented: “DSS's core security printing technologies combined with continued technology and IP development that transcends into the digital world is expanding the market opportunity for DSS. ipCG’s recent assessment helps size the potential opportunity DSS is targeting through licensing relationships with key industry players that will drive technology commercialization and adoption of solutions to very important problems.”

CEO Patrick White stated, “It’s important to note that the ipCapital Group’s assessment is an indication of just one value driver [see 3 above] of DSS intellectual property, and supports our belief in the potential of our technologies to bolster long-term shareholder value. As we have indicated, DSS has embarked on an aggressive IP development program in 2012, and has recently identified approximately130 concepts and ideas involving new and offshoot technologies, many of which may ultimately result in new patent applications. IP development will continue to be a significant focus of DSS moving forward as we strive to position DSS at the forefront of security printing while also moving our technologies to cloud computing data security applications.”

ipCG’s Managing Director, Chairman, and part owner, John Cronin, was appointed as a member of the Board of Directors of DSS in February, 2012.

About DSS (Document Security Systems, Inc.):

DSS provides counterfeit prevention, RFID tracking and comprehensive brand and digital information protection solutions to corporations, governments, and financial institutions around the world. DSS develops and manufactures secure printed products such as labels, packaging, ID Cards, RFID Cards and tags and documents using their AuthentiGuard line of patented optical deterrent and authentication technologies. The company also provides cloud computing security services, provides disaster recovery backup, writes custom software solutions, and integrates track and trace technologies.

DSS is comprised of four operating units:

DSS Plastics Group – Custom RFID and Plastic ID Card Solutions (Brisbane, CA) PH: 1-415-585-9600

DSS Packaging Group – Commercial and Secure Packaging Manufacturing (Victor, NY) PH: 585-924-8760

DSS Printing Group – Commercial and Security Printing Manufacturing (Rochester, NY) PH: 585-341-3100

DSS Digital Group – Cloud Computing Services and Secure Digital/Internet Documents (Rochester, NY) PH: 585-746-6958

For more information on DSS and its subsidiaries, please visit DSSsecure.com.

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About ipCapital Group

ipCG is an IP strategy consulting practice helping clients develop, manage and use their IP effectively to support strategic business objectives. ipCG offers a range of services and proprietary methodologies to help companies throughout the full lifecycle of IP, from creation and strategic management to value extraction. Since 1998, ipCG has worked with numerous Fortune 500, mid-size, and early-stage companies in a wide variety of industries.

ipCG has been serving clients that range from early stage to Fortune 500 since 1998. Its interdisciplinary team trained in business, law, marketing, and product development provides a systematic and comprehensive view of the full lifecycle of IP, from creation to value extraction. ipCG maximizes business results for clients that seek to develop and execute IP strategies, strengthen and monetize IP portfolios, and establish and implement Intellectual Asset Management (IAM) practices. For more information, visit www.ipcg.com.

The high-level assessment performed by ipCG is not a legal or financial valuation of DSS. The intention of the assessment was to support DSS’ decision-making relative to various business strategies. The conclusions, estimates, and observations contained in this press release are solely statements of opinion and not statements of fact or recommendations to purchase, hold or sell any securities or make any investment decision. ipCG and its affiliates do not guarantee the accuracy, adequacy or completeness of any information herein and shall not be responsible for any errors or omissions. Actual results will differ due to factors such as shifts in market demand, DSS’s success in completing technology and IP licensing transactions, technological shifts, changes in the IP environment, DSS’s ability to continue IP development, and other variables.

For more information:

Investor Relations:

Nicole Acton

585-325-3610

Email: ir@documentsecurity.com

Safe Harbor Statement

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions, all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.